                                                                      Exhibit 11

              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                        COMPUTATION OF PER SHARE EARNINGS
              For the Years Ended December 31, 2002, 2001, and 2000
              (In Thousands of Euros, Except for Per Share Amounts)



                                                 BASIC EPS

                                                        2002                2001                 2000
                                                  -----------------    ----------------     ----------------

Net loss per financial statements                 EURO    (3,622)      EURO   (15,701)      EURO   (1,314)
                                                  =================    ================     ================

Weighted average shares outstanding                   50,045,658           42,459,784          33,311,361

     Basic earnings (loss) per share              EURO      (.07)     EURO      (.37)      EURO     (.04)
                                                  =================    ================     ================



                                                DILUTED EPS

                                                        2002                2001                 2000
                                                  -----------------    ----------------     ----------------

Net loss per financial statements                 EURO      (.07)     EURO   (15,701)      EURO   (1,314)
                                                  =================    ================     ================

Weighted average shares outstanding                   50,167,085          43,671,784          33,391,361

     Diluted earnings (loss) per share*           EURO      (.07)     EURO      (.36)      EURO     (.04)
                                                  =================    ================     ================



* - Anti-dilutive